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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
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Panera Bread Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PANERA BREAD COMPANY

6710 Clayton Road
Richmond Heights, Missouri 63117

April 21, 2004

Dear Stockholder,

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Panera Bread Company to be held at 10:30 a.m. Central Daylight Time on Thursday, May 27, 2004 at the Hilton St. Louis Frontenac, Ambassador Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131.

      At the Annual Meeting, one person will be elected to the Board of Directors. We will also ask you to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants. The Board of Directors recommends the approval of both of these proposals.

      We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, if you do not plan to attend the Annual Meeting, we urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions.

      On behalf of all of our team members and directors, I would like to thank you for your continuing support and confidence.

Sincerely,

RONALD M. SHAICH
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

We urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION ABOUT THE MEETING AND VOTING
MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
OWNERSHIP OF OUR COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTOR (Proposal 1 on Proxy Card)
RATIFICATION OF CHOICE OF INDEPENDENT PUBLIC ACCOUNTANTS (Proposal 2 on Proxy Card)
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

PANERA BREAD COMPANY

6710 Clayton Road
Richmond Heights, Missouri 63117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 27, 2004, 10:30 a.m.

       The Annual Meeting of Stockholders of Panera Bread Company will be held on Thursday, May 27, 2004 at 10:30 a.m., Central Daylight Time, at the Hilton St. Louis Frontenac, Ambassador Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131, to consider and act upon the following matters:

1. To elect one (1) director to the Board of Directors to serve for a term ending in 2007, or until his successor has been duly elected and qualified;

2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 25, 2004; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

      If you are unable to attend the meeting personally, please vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy as soon as possible in the envelope provided to: EquiServe Trust Company, P.O. Box 43023, Providence, RI 02940-3023. You may contact EquiServe at 877-262-1169.

      Stockholders of record on our books at the close of business on April 6, 2004 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

MARK E. HOOD,
Secretary

Dated: April 21, 2004

PANERA BREAD COMPANY

6710 Clayton Road
Richmond Heights, Missouri 63117

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTING

Solicitation of Proxies

      We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 21, 2004. The Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held at 10:30 a.m., Central Daylight Time, on May 27, 2004, and any adjournment. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation.

Proposals to be Voted Upon

      Proposal 1. The first proposal is to elect one (1) director to our Board of Directors to serve for a term ending in 2007, or until his successor has been duly elected and qualified.

      Proposal 2. The other proposal is to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 25, 2004.

      When you return your proxy properly signed (or vote on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted “FOR” the nominee listed below and “FOR” proposal 2, and in the discretion of the persons named as proxies in the manner they believe to be in Panera’s best interests as to other matters that may properly come before the meeting.

Voting Procedures

      You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:

•	Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.

•	Date and sign the proxy card.

•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than the day before the annual meeting for your proxy to be valid and for your vote to count.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-877-779-8683.

•	Have the proxy card in hand.

•	Follow and comply with the recorded instructions before the deadline of May 26, 2004.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.eproxyvote.com/pnra.

•	Have the proxy card in hand.

•	Follow the instructions provided on the site.

•	Submit the electronic proxy before the deadline of May 26, 2004.

•	If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

      Telephone and Internet voting ends at 11:59 p.m., Eastern Daylight Time, on May 26, 2004. If you vote in a timely manner by the Internet or telephone, you do not have to return your proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

      The Internet and telephone voting procedures appear on the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded before the deadline.

      If you want to vote in person at the annual meeting, and you own your Panera shares through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the annual meeting.

      Shares represented by proxies on the enclosed proxy card will be counted in the vote at the annual meeting if we receive your proxy card by May 26, 2004. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Daylight Time, on May 26, 2004.

Revocation of Proxies

      You may revoke your proxy at any time before its use by casting a new vote on the Internet or by telephone or by delivering to us a duly executed proxy or written notice of revocation bearing a later date. If you execute a proxy but are present at the meeting, and you wish to vote in person, you may do so by revoking your proxy. Shares represented by valid proxies, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

Stockholders Entitled to Vote

      The Board of Directors has fixed April 6, 2004 as the record date for the meeting. On the record date, we had 28,444,954 shares of Class A Common Stock outstanding (each of which entitles its holder to one vote), and 1,701,521 shares of Class B Common Stock outstanding (each of which entitles its holder to three votes). Unless indicated otherwise, we refer to our Class A and Class B Common Stock in this proxy statement as the “Common Stock.” Holders of Common Stock do not have cumulative voting rights.

Shares Held in 401(k) Plan

      On April 6, 2004, the Panera, LLC 401(k) Plan (which we also refer to as the Plan) held 25,754 shares of Panera Bread Company Class A Common Stock in the name of Banker’s Trust Company, as trustee of the Plan. If you are a participant in the Plan, you may instruct Banker’s Trust how to vote shares of Common Stock credited to your Plan account by indicating your instructions on your proxy card and returning it to us by May 26, 2004. Our Chief Financial Officer will vote all shares held in the Plan, for which Banker’s Trust does not receive voting instructions, “FOR” the director nominee listed below and “FOR” Proposal 2.

Quorum

      For all proposals on the agenda for the meeting, the holders of a majority in interest of the combined voting power of the Common Stock entitled to vote must be present in person or by proxy for a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of a director and/or abstain from voting on a proposal, as well as “broker non-votes” described below, will be counted toward establishing the presence of a quorum.

Votes Required

      A director will be elected by plurality vote of the combined voting power of the shares of Common Stock voted. Shares for which the vote is withheld will be excluded entirely and will have no effect on the election of a director.

      The second proposal requires an affirmative vote of a majority of the combined voting power of the shares of Common Stock voted. Shares for which votes are withheld and “broker non-votes” will be excluded entirely and will have no effect on the second proposal.

      If you hold shares of Common Stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the Common Stock in accordance with your instructions. However, if your representative does not timely receive instructions, your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

MANAGEMENT

Information Regarding Directors and Director Nominees

      Our Certificate of Incorporation provides for a classified Board of Directors, in which the Board of Directors is divided into three classes, each having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders. In addition, our By-laws allow the Board to select one or more persons as an honorary “Director Emeritus,” who provides advice and counsel to the Board, but does not vote.

      The Board of Directors currently consists of six (6) members, divided into three (3) classes: George E. Kane and Larry J. Franklin, with terms ending in 2004; Ronald M. Shaich and Fred K. Foulkes, with terms ending in 2005; and Domenic Colasacco and Thomas E. Lynch, with terms ending in 2006. At each annual meeting of stockholders, directors are elected for a full term of three (3) years to continue or succeed those directors whose terms are expiring. The Board has nominated Larry J. Franklin for re-election as a Class III Director at the upcoming meeting with a term ending in 2007, if elected. In addition, in gratitude for his lengthy and valued service to Panera, upon the expiration of his term at the annual meeting, the Board has selected George E. Kane as a Director Emeritus to hold office until 2005.

      The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age for the nominee for election as a director and for each director continuing in office, based on information furnished to us by those persons. The following information is as of February 10, 2004, unless otherwise noted.

			Term as a
Name	Age	Position(s) with the Company	Director Ends	Class

Nominee for Election as a Class III Director:
Larry J. Franklin(1)(2)	55	Director	2004	III
Directors Continuing in Office:
Ronald M. Shaich	50	Chairman and Chief Executive Officer	2005	I
Fred K. Foulkes(1)(3)	62	Director	2005	I
Domenic Colasacco(1)(3)	55	Director	2006	II
Thomas E. Lynch(2)(3)	44	Director	2006	II
George E. Kane(2)(3)(4)	99	Director	2004	III

(1)	Member of the Compensation Committee as of March 5, 2004.

(2)	Member of the Committee on Nominations as of March 5, 2004.

(3)	Member of the Audit Committee as of March 5, 2004.

(4)	Serving as a non-voting Honorary Director Emeritus after May 27, 2004.

Nominee for Election as a Director

      Larry J. Franklin, Director since June 2001. Mr. Franklin has been the President and Chief Executive Officer of Franklin Sports, Inc., a leading branded sporting goods manufacturer and marketer, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 to 1986. Mr. Franklin currently serves on the Board of Directors of Bradford Soap International, Inc., The Sporting Goods Manufacturers Association, The Retail Industry Leadership Association and The New England Chapter of the Juvenile Diabetes Research Foundation.

Directors Continuing in Office

      Ronald M. Shaich, Director since 1981, our co-founder, Chairman of the Board since May 1999, Co-Chairman of the Board from January 1988 to May 1999, Chief Executive Officer since May 1994 and Co-Chief Executive Officer from January 1988 to May 1994. Mr. Shaich serves as a Director of Lown Cardiovascular Research Foundation.

      Fred K. Foulkes, Director since June 2003. Professor Foulkes has been a Professor of Organizational Behavior and the Director of the Human Resources Policy Institute at Boston University School of Management since 1981 and has taught courses in human resource management and strategic management at Boston University since 1980. From 1968 to 1980, Professor Foulkes was a member of the Harvard Business School faculty. Dr. Foulkes serves on the Board of Directors of Bright Horizons Family Solutions and the Society for Human Resource Management Foundation.

      Domenic Colasacco, Director since March 2000. Mr. Colasacco has been President and Chief Executive Officer of Boston Trust & Investment Management, a trust company formed under Massachusetts state law since 1992. He joined Boston Trust in 1974 after beginning his career in the research division of Merrill Lynch & Co., in New York City.

      Thomas E. Lynch, Director since June 2003. Mr. Lynch is a Senior Managing Director of Mill Road Associates, a financial advisory firm that he founded in 2000. From 1997 through 2000, Mr. Lynch was the founder and Managing Director of Lazard Capital Partners, a private equity firm affiliated with the investment bank Lazard. From 1990 to 1997, Mr. Lynch was a Managing Director at the Blackstone Group, where he was a senior investment professional for Blackstone Capital Partners. Prior to Blackstone, Mr. Lynch was a senior consultant at the Monitor Company. Mr. Lynch is also on the Board of the City Center.

      George E. Kane, Director since November 1988. Mr. Kane was also one of our Directors from December 1981 to December 1985 and a Director Emeritus from December 1985 to November 1988. Mr. Kane retired in 1970 as President of Garden City Trust Company (now University Trust Company) and served as an Honorary Director of University Trust Company from December 1985 to January 2000. As noted above, Mr. Kane will become a non-voting Honorary Director Emeritus after May 27, 2004.

The Board of Directors and its Committees

      The Board of Directors held four meetings during fiscal 2003. The Board of Directors has established an Audit Committee, a Compensation Committee and a Committee on Nominations and Corporate Governance.

      The Audit Committee held four meetings during fiscal 2003, in addition to conference call meetings with the Committee Chair to discuss earnings releases with management and the independent public accountants. The Audit Committee meets with our independent accountants and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of our internal accounting controls. The Committee has a charter which is posted on our website http://www.panerabread.com/about   investor   reports.aspx. The Audit Committee consists of four members, currently Domenic Colasacco (Chairman), Fred K. Foulkes, George E. Kane and Thomas E. Lynch. As noted below, the Board of Directors has determined that the current members of the Audit Committee are “independent,” as such term is defined in Nasdaq listing standards, and also has determined that they meet the independence requirements under relevant Securities and Exchange Commission rules. The Board also has determined that Domenic Colasacco is an “audit committee financial expert,” as defined by Securities and Exchange Commission rules.

      The Compensation and Stock Option Committee, which we refer to as the Compensation Committee, held four meetings during fiscal 2003. The Committee has a charter which is posted on our website http://www.panerabread.com/about   investor   reports.aspx. The Committee consists of three members, currently Fred K. Foulkes (Chairman), Domenic Colasacco and Larry J. Franklin. The Compensation Committee establishes the compensation, including stock options and other incentive arrangements, of our Chairman and Chief Executive Officer and our other executive officers. It also administers our 1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan, 2001 Employee, Director and Consultant Stock Option Plan, and the Formula Stock Option Plan for Independent Directors (which we refer to as the Directors’ Plan). As noted below, the Board of Directors has determined that the three members of the Compensation Committee are “independent,” under the Nasdaq listing standards.

      The Committee on Nominations and Corporate Governance, which is responsible for selecting nominees for election as directors, held one meeting during fiscal 2003. On our website http://www.panerabread.com/about   investor   reports.aspx, we posted the charter of the Committee. The Committee consists of three members, currently Larry J. Franklin (Chairman), Thomas E. Lynch and George E. Kane. As noted below, all members of the Committee are “independent” under Nasdaq listing standards. The Committee, as a policy, considers written recommendations from any director, employee or stockholder with respect to nominees for directors. A stockholder’s recommendation must be made by written notice received by us at our principal executive office in a timely manner and at least 90 days before the scheduled annual meeting of stockholders. The nomination must set forth all of the information required to be included by our By-laws. The Committee uses the same process to review and evaluate all potential director nominees, regardless of the source of the recommendation for the candidate. The Committee reviews each nominee and the Committee Chair and the Chairman and Chief Executive Officer interview the potential board candidates selected by the Committee. Criteria and minimum qualifications for new board members include a high level of integrity and ability. The Committee also seeks individuals with the time and commitment necessary to perform the duties of a board member, industry experience or knowledge, and other special skills that complement or supplement the skill sets of current directors.

Corporate Governance Matters

Standards of Business Conduct

      We have adopted Standards of Business Conduct, a code of ethics that applies to all of our directors, officers and employees, including our chief executive officer, principal financial officer and principal accounting officer. Our Standards of Business Conduct are posted on our Internet website at http://www.panerabread.com/about   investor   reports.aspx. We also will post any amendments to or waivers from our Standards of Business Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website at the same location, http://www.panerabread.com/about   investor   reports.aspx.

Director Independence

      The Board of Directors has determined that all of its directors, except Mr. Shaich, are “independent” within the meaning of the Nasdaq listing standards. This determination has been made based on written answers provided by each of the directors in response to a director questionnaire regarding relationships and possible conflicts of interest between a director, his affiliates or members of his family and Panera.

Corporate Governance Principles and Practices; Committee Charters

      Our Board of Directors adopted Principles of Corporate Governance and Practices that are available on our website at http://www.panerabread.com/about   investor   reports.aspx. Each committee of our Board of Directors (Audit Committee, Compensation and Stock Option Committee and Committee on Nominations and Corporate Governance) has a charter that also is posted on our website at http://www.panerabread.com/about   investor   reports.aspx. In addition, our Audit Committee charter is attached to this Proxy Statement as Appendix A.

Director Attendance at Board and Stockholder Meetings

      Our Principles of Corporate Governance provide that our directors are expected to attend all Board and relevant Committee meetings, as well as our annual stockholder meeting, if possible. In the 2003 fiscal year, all incumbent directors attended all of the Board meetings and the meetings of committees of which they were members, except George E. Kane who attended all meetings except the November 14, 2003 meetings of the Board and the Audit Committee, and all directors, except George E. Kane, attended our 2003 Annual Stockholder Meeting.

Stockholder Communications with the Board of Directors

      Our Board of Directors has established the following methods for stockholders to communicate directly with the Board of Directors or any of its members:

•	By Mail. Letters may be addressed to the Board of Directors or to an individual board member as follows:

The Board of Directors (or name of individual director)
c/o Office of the Chief Financial Officer
Panera Bread Company
6710 Clayton Road
Richmond Heights, Missouri 63117

The Chief Financial Officer will forward (unopened) any correspondence, addressed as set forth above, directly to the named board member, or if addressed to the entire Board of Directors, to the Chair of the Audit Committee.

•	By Telephone. The Company has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Although stockholders may not speak to directors directly, they may confidentially provide information to one or more of our directors by contacting a representative at our Ethics Hotline who will forward the information to the appropriate director. The Ethics Hotline is operated by an independent, third party service. In the United States, the Ethics Hotline can be reached by dialing toll-free 1-888-840-4151.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Domenic Colasacco, Fred K. Foulkes and Larry J. Franklin served on the Compensation Committee during the fiscal year ended December 27, 2003. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with Panera during the 2003 fiscal year.

Compensation of Directors

      Directors who are not employees receive a quarterly fee ranging from $3,000 to $3,500 for serving on the Board, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

      Under the Directors’ Plan, each director who is not an employee or principal stockholder receives a one-time grant of an option to purchase 10,000 shares of Class A Common Stock when he or she is first elected. Each independent director in office at the end of the fiscal year also receives an option to purchase an additional 10,000 shares of Class A Common Stock. All options issued under the Directors’ Plan have a per share exercise price equal to the closing price of the Class A Common Stock on the trading day immediately before the grant date. The options fully vest when granted, and are exercisable for a period of 6 years, subject to earlier termination following termination of service as a director. Directors also are eligible to receive options (to the extent granted by the Board of Directors or the Compensation Committee) under our 2001 Employee, Director and Consultant Stock Option Plan, or the 2001 Plan.

      On June 6, 2003, we granted options to purchase 10,000 shares of Class A Common Stock, under the 2001 Plan, to each of our newly elected directors, Messrs. Lynch and Foulkes. On December 27, 2003, we granted options to purchase 10,000 shares of Class A Common Stock, under the 2001 Plan, to each of our outside directors, Messrs. Kane, Foulkes, Lynch, Franklin and Colasacco. All of these options were exercisable immediately upon grant at a price of $36.79 per share for the June 6, 2003 grants and $39.50 for the December 26, 2003 grants, and have a term of six years from the grant date.

Executive Officers Who Are Not Directors

      The names of, and certain information regarding, our executive officers, as of April 15, 2004, who are not also directors are set forth below.

Name	Age	Position(s) with Panera

Paul E. Twohig	50	Executive Vice President, Chief Operating Officer
Neal J. Yanofsky	46	Executive Vice President, Chief Administrative and Corporate Staff Officer
Mark A. Borland	51	Senior Vice President, Chief Supply Chain Officer
Scott G. Davis	40	Senior Vice President, Chief Concept Officer
Mark E. Hood	51	Senior Vice President, Chief Financial Officer
Michael J. Kupstas	46	Senior Vice President, Chief Franchise Officer
John M. Maguire	38	Senior Vice President, Chief Company and Joint Venture Operations Officer
Michael J. Nolan	44	Senior Vice President, Chief Development Officer

      Paul E. Twohig, Executive Vice President, Chief Operating Officer since January 2003. From 1993 to 2003, Mr. Twohig served as an executive at Starbucks Coffee Company, most recently as Senior Vice President responsible for retail operations development and human resources for more than 1,200 Starbucks stores in 17 states and five Canadian provinces. From 1986 to 1991, Mr. Twohig was a franchisee and owned and operated four Burger King units in West Palm Beach, Florida. From 1968 to 1986, Mr. Twohig was with Burger King Corporation, serving in a variety of roles including regional manager in New England.

      Neal J. Yanofsky, Executive Vice President, Chief Administrative and Corporate Staff Officer since June 2003. From June 1999 to June 2003, Mr. Yanofsky was an independent business consultant with a practice focused on strategy development for high growth firms, including Panera. From April 1990 to June 1999, Mr. Yanofsky was Vice President of Fidelity Ventures, the private equity arm of Fidelity Investments, and served in additional capacities with Fidelity Capital, including Chief Financial Officer at Boston Coach.

      Mark A. Borland, Senior Vice President, Chief Supply Chain Officer since August 2002. Mr. Borland joined the Company in 1986 and held management positions within Au Bon Pain and Panera Bread divisions until 2000, including Executive Vice President, Vice President of Retail Operations, Chief Operating Officer and President of Manufacturing Services. From 2000 to 2001, Mr. Borland served as Senior Vice President of Operations at RetailDNA, then rejoined Panera as a consultant in the summer of 2001.

      Scott G. Davis, Senior Vice President, Chief Concept Officer since May 1999. Mr. Davis joined the Company in 1987 and from May 1996 to May 1999 served as Vice President, Customer Experience. From June 1994 to May 1996, Mr. Davis served as Director of Concept Services and Customer Experience.

      Mark E. Hood, Senior Vice President, Chief Financial Officer since April 2003. Mr. Hood joined the Company in August 2002, and from August 2002 to April 2003 served as Senior Vice President, Finance and Administration. From August 2000 to April 2002, Mr. Hood served as the Chief Financial and Administrative Officer of the U.S. Loyalty Corporation. From June 1995 to September 1999, Mr. Hood served as an executive at Saks Fifth Avenue, most recently as Executive Vice President and Chief Financial and Administrative Officer. Prior to joining Saks, Mr. Hood held a number of financial positions with the May Department Stores Co. from 1983 to 1995.

      Michael J. Kupstas, Senior Vice President, Chief Franchise Officer since September 2001. Mr. Kupstas joined the Company in 1996. Between August 1999 and September 2001, Mr. Kupstas served as Vice President, Franchising and Brand Communication. Between January 1996 and August 1999, Mr. Kupstas was Vice President, Company and Franchise Operations. Between April 1991 and January 1996, Mr. Kupstas was Senior Vice President/ Division Vice President for Long John Silver’s, Inc.

      John M. Maguire, Senior Vice President, Chief Company and Joint Venture Operations Officer since August 2001. Mr. Maguire joined the Company in April 1993. From April 2000 to July 2001, Mr. Maguire served as Vice President, Bakery Operations. From November 1998 to March 2000, Mr. Maguire served as Vice President, Commissary Operations. From April 1993 to October 1998, Mr. Maguire was a Manager and Director of Au Bon Pain/ Panera Bread/ St. Louis Bread.

      Michael J. Nolan, Senior Vice President, Chief Development Officer since he joined the Company in August 2001. From December 1997 to March 2001, Mr. Nolan served as Executive Vice President & Director for John Harvard’s Brew House, L.L.C. and Senior Vice President, Development, for American Hospitality Concepts, Inc. From March 1996 to December 1997, Mr. Nolan was Vice President of Real Estate & Development for Apple South Incorporated and from July 1989 to March 1996, Mr. Nolan was Vice President of Real Estate and Development for Morrison Restaurants Inc. Prior to 1989, Mr. Nolan served in various real estate and development capacities for Cardinal Industries, Inc. and Nolan Development and Investment.

Employment Arrangements with Named Executive Officers

      Paul E. Twohig. Panera and Paul E. Twohig are parties to an Executive Employment Agreement dated October 29, 2002, which provides Mr. Twohig with a base salary of $325,000, stock options for 130,000 shares of Class A Common stock vesting over five years, eligibility for an annual bonus of 60% of his salary with a guaranteed minimum of 30% of his base salary for each of 2003 and 2004 (subject to continued employment and payable at a reduced percentage if his employment terminates other than for “cause”), a car allowance of $5,000 per year, and a relocation assistance package. The Agreement also provides that, in the event of termination of Mr. Twohig’s employment without cause, Mr. Twohig will be entitled to continue to receive his base salary and insurance benefits for a period of twelve months, such payments to be reduced by any compensation received by Mr. Twohig in connection with any future employment during such twelve month period. Such severance benefits are also contingent upon Mr. Twohig’s compliance with confidentiality and non-compete provisions of the Agreement.

      Mark A. Borland. Panera and Mark A. Borland are parties to an Executive Employment Letter Agreement dated August 2, 2002, which provides Mr. Borland with a base salary of $200,000, stock options for 50,000 shares of Class A Common stock vesting over five years, a right to participate in our performance compensation program and a car allowance of $5,000. Mr. Borland is also a party to a Confidentiality and Proprietary Information and Non-Competition Agreement, described below, which provides for certain severance benefits.

      Mark E. Hood. Panera and Mark E. Hood are parties to an Executive Employment Letter Agreement dated July 2, 2002, which provides Mr. Hood with a base salary of $240,000, stock options for 80,000 shares of

Class A Common stock vesting over five years, a right to participate in our performance compensation program, a car allowance of $5,000, reimbursement of relocation expenses and a lump sum payment of $105,000. Mr. Hood is also a party to a Confidentiality and Proprietary Information and Non-Competition Agreement, described below, which provides for certain severance benefits.

      Michael J. Nolan. Panera and Michael J. Nolan are parties to an Executive Employment Letter Agreement dated July 26, 2001, which provides Mr. Nolan with a base salary of $200,000, stock options for 40,000 shares (prior to the two-for-one stock split in June 2002) of Class A Common stock vesting over five years, a right to participate in our performance compensation program, a car allowance of $5,000, reimbursement of relocation expenses and a lump sum payment of $60,000. Mr. Nolan is also a party to a Confidentiality and Proprietary Information and Non-Competition Agreement, described below, which provides for certain severance benefits.

      Other Agreements. Other senior vice-presidents are parties to Executive Employment Letter Agreements which provide for a minimum base salary, a right to participate in our performance compensation programs, an initial stock option grant vesting over five years and a car allowance. Employment is terminable at will by either Panera or the executive. In addition, all of our senior vice-presidents, (including the senior vice-presidents named above), are parties to Confidential and Proprietary Information and Non-Competition Agreements, which provide that, in the event a senior vice-president is terminated without cause, he or she will receive his or her then current annual base salary (including car allowance) and insurance benefits, and may make contributions to Panera’s 401(k) plan, for a period of one year. All such payments are reduced by any compensation the terminated senior vice-president receives in connection with future employment during such year, and are contingent upon his or her compliance with confidentiality and non-compete provisions of the Agreement.

EXECUTIVE COMPENSATION

Compensation

      The following tables set forth information concerning the compensation we paid or accrued during the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003 to or for our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus combined exceeded $100,000 for fiscal year 2003. (We sometimes refer to these persons as the “named executive officers.”)

Summary Compensation Table

							Long Term
		Annual Compensation					Compensation

							Securities	All Other
					Other Annual		Underlying	Compensation
Name of Principal Position(s)	Year	Salary($)	Bonus($)		Compensation($)		Options(#)	($)(d)

Ronald M. Shaich	2003	397,616	—		49,881	(c)	100,000	19,129
Chairman and Chief	2002	331,500		(b)	144,909	(c)	40,000	7,447
Executive Officer	2001	338,000	375,000			(a)	—	7,310
Paul E. Twohig	2003	306,250	68,250			(a)	50,000	39,749
Executive Vice President,	2002	—	—		—		130,000	—
Chief Operating Officer	2001	—	—		—		—	—
Mark A. Borland	2003	238,462	47,304			(a)	—	1,311
Senior Vice President,	2002	120,536	30,777			(a)	50,000	576
Chief Supply Chain Officer	2001	—	—		—		—	—
Mark E. Hood	2003	243,365	35,551			(a)	5,000	11,413
Senior Vice President, Chief	2002	83,077	18,300			(a)	80,000	9,193
Financial Officer	2001	—	—		—		—	—
Michael J. Nolan	2003	238,462	51,684			(a)	5,000	80,943
Senior Vice President, Chief	2002	196,153	40,000			(a)	—	1,441
Development Officer	2001	6,539	15,821			(a)	80,000	288

(a)	We did not pay “Other Annual Compensation” to any named executive officer, except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual’s salary plus bonus other than as noted with respect to Mr. Shaich.

(b)	Mr. Shaich declined his $375,000 bonus for fiscal 2002 earned under the bonus plan approved by the Compensation Committee, in light of the chartered plane benefits he received during fiscal 2002.

(c)	Includes (i) $36,735 and $144,909 in personal chartered air travel (based on the aggregate incremental cost of such travel to Panera) in fiscal 2003 and fiscal 2002, respectively, and (ii) $13,146 for car lease and car insurance payments in fiscal 2003.

(d)	Amounts reported in this column are comprised of the following:

		Matching
		401(k) Plan	Life Insurance	Relocation
Name	Year	Contributions	Premiums	Reimbursement

Ronald M. Shaich	2003	5,750	2,001	11,378
	2002	5,500	1,947	—
	2001	5,438	1,872	—
Paul E. Twohig	2003	—	1,133	38,616
	2002	—	—	—
	2001	—	—	—
Mark A. Borland	2003	—	1,311	—
	2002	—	576	—
	2001	—	—	—
Mark E. Hood	2003	—	1,311	10,102
	2002	—	288	8,905
	2001	—	—	—
Michael J. Nolan	2003	3,554	717	76,672
	2002	577	864	—
	2001	—	288	—

Option Grants in Last Fiscal Year

      The following table sets forth information regarding stock options we granted during fiscal year 2003 to each of the named executive officers.

Aggregated Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to			Option Term($)(a)
	Underlying Options	Employees in	Exercise or Base
Name	Granted(#)(b)	Fiscal Year(%)	Price ($/Share)	Expiration Date	5%($)	10%($)

Ronald M. Shaich	100,000	8.5%	27.51	3/13/10	1,119,933	2,609,921
Paul E. Twohig	50,000	4.3%	36.15	6/05/09	614,723	1,394,597
Mark A. Borland	—	—	—	—	—	—
Mark E. Hood	5,000	0.4%	43.15	8/21/09	73,376	166,464
Michael J. Nolan	5,000	0.4%	43.15	8/21/09	73,376	166,464

(a)	The dollar amounts in these columns are the result of calculations at stock appreciation rates specified by the Securities and Exchange Commission and are not intended to forecast actual future appreciation rates of our stock price.

(b)	Options vest in four equal annual installments beginning two years after the grant date and have a six-year term, except that Mr. Shaich’s option vested on the grant date and has a seven-year term.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information regarding the exercise of options by each named executive officer during the 2003 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 27, 2003 and the values of “in-the-money” options, which represent the positive spread between the exercise price of any such option and the fiscal year-end value of our Class A Common Stock.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares Acquired	Value	Options at FY-End(#)	Fiscal Year End($)(1)
Name	On Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ronald M. Shaich	257,000	6,573,762	333,660/40,000	9,552,345/444,600
Paul E. Twohig	0	0	0/180,000	0/1,203,600
Mark A. Borland	0	0	0/50,000	0/510,000
Mark E. Hood	0	0	0/85,000	0/880,000
Michael J. Nolan	20,000	452,000	0/65,000	0/1,266,000

(1)	Based upon a fair market value of $39.50 per share of Class A Common Stock, the closing price of a share of Class A Common Stock on the Nasdaq National Market on December 26, 2003.

Report of the Compensation and Stock Option Committee

Chairman and Chief Executive Officer Compensation

      This report is made by the Compensation Committee, which is responsible for establishing the compensation, including base salary and incentive compensation, for the Company’s Chairman and Chief Executive Officer, Ronald M. Shaich.

Philosophy

      The Compensation Committee seeks to set the compensation of our Chairman and Chief Executive Officer at a level which is competitive with companies of similar size in our industry. Mr. Shaich has the overall responsibility of Chairman of the Board of Directors and Chief Executive Officer. The Compensation Committee examined compensation structures for the chief executive officer of companies in the restaurant industry using generally available source material from business periodicals and other sources, and sought to structure the Chairman and Chief Executive Officer’s compensation at a competitive level appropriate to the comparable companies’ group. The companies examined for purposes of evaluating and setting compensation of the Chairman and Chief Executive Officer are not necessarily included in the “Standard & Poor’s MidCap Restaurants Index” used in the stock performance graph set forth under “Comparison of Cumulative Total Return” below.

Compensation Structure

      The compensation of the Chairman and Chief Executive Officer is structured to be competitive within our industry, is based upon Panera’s financial performance and is reviewed and established annually by the Compensation Committee. In March of each year, the Compensation Committee reviews our financial performance plan for that year, and establishes targeted compensation based upon targeted pre-tax earnings in the plan. The Compensation Committee also may consider various qualitative performance measures from year to year, but the primary metric is pre-tax earnings.

Components of Compensation

      Salary. The salary shown in the Summary Compensation Table represents the fixed portion of compensation for the Chairman and Chief Executive Officer for the year. Changes in salary depend upon overall Panera performance as well as levels of base salary paid by companies of similar size in our industry.

      Bonus. The bonus (cash or shares) is the principal incentive-based compensation paid annually to the Chairman and Chief Executive Officer. In determining the bonus amount, the Compensation Committee considers comparable industry overall compensation packages, performance against individual goals, and Company performance. Based on these factors, Mr. Shaich receives a bonus in a predetermined amount if Panera achieves its financial and strategic objectives for the fiscal year, including the pre-tax earnings target discussed above. His target bonus is reduced or increased if Panera falls short of, or exceeds, the objectives by predetermined percentages.

      The Chairman and Chief Executive Officer may elect to take his bonus in cash or in the form of 6-year, fully vested, stock options for that number of shares of Class A Common Stock that could be purchased with an amount equal to two times the cash value of his bonus. The exercise price of the option would be equal to the fair market value of our Class A Common Stock on the date of grant.

      Mr. Shaich did not earn a cash bonus under the bonus plan for fiscal 2003. Mr. Shaich earned a cash bonus of $375,000 for fiscal 2002, but he declined that bonus in light of the chartered plane benefits he received during fiscal 2002.

      Stock Options. Mr. Shaich is eligible to participate in the 2001 Employee, Director and Consultant Stock Option Plan. During the last two years, he received stock options for 100,000 shares of Class A Common Stock with an exercise price of $27.51 per share, which vested on March 13, 2003, the grant date, and stock options for 100,000 shares of Class A Common Stock with an exercise price of $36.00 per share, which vested on March 18, 2004, the grant date.

Executive Officer Compensation

      Our Compensation Committee is responsible for establishing the compensation, including salary, bonus and incentive compensation, of our other executive officers. The Compensation Committee reviews the overall philosophy and structure of such compensation with the Chief Executive Officer, as well as the recommended compensation levels for each executive officer.

Philosophy

      In compensating our executive officers, the Chief Executive Officer and Compensation Committee seek to structure a salary, bonus and incentive compensation package that will help attract and retain talented individuals and align the interests of the executive officers with the interests of our stockholders.

Components of Compensation

      There are two components to the compensation of our executive officers: annual cash compensation (consisting of salary and bonus incentives) and long-term incentive compensation.

      Annual Cash Compensation. Each executive officer’s compensation consists of a base salary and a bonus. The individual’s base salary is designed to be competitive with companies of a similar size in our industry while taking into account the strengths and talents of the individual officer. An officer’s bonus is based on his or her performance against individual goals, operating group performance, and Company performance with a target bonus generally in the range of 20% to 40% of the individual’s base salary.

      Thus, our cash compensation practices seek to motivate executives by requiring excellent performance measured against both internal goals and competitive performance.

      Long-Term Incentive Compensation. The second element of executive compensation is long-term incentive compensation, which currently takes the form of stock options granted under our stock option plans. Currently, the Chief Executive Officer recommends, and the Compensation Committee grants, stock options under a retention and performance-based option program. The number of options granted depends on the executive’s position and performance as well as his or her overall compensation package compared to companies of a similar size in our industry. Existing holdings of stock or stock options are not a factor in determining the dollar value of an individual executive officer’s award.

      As often as seems appropriate, but at least annually, the Compensation Committee reviews our executive compensation program to judge its consistency with our compensation philosophy, whether it supports our strategic and financial objectives, and whether it is competitive within our industry.

Deductibility of Executive Compensation

      The Compensation Committee has reviewed the potential consequences for Panera of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. Based on such review, the Compensation Committee believes that the limitation will have no effect on Panera in fiscal year 2004.

      Historically, none of our executive officers received salary and bonuses approaching the $1 million cap level under Section 162(m). We have always paid the long-term component of our compensation in stock, which is “performance-based” compensation under Section 162(m) and therefore not subject to the $1 million cap. As total compensation opportunities for our executives increase, based on the success of our business, the Compensation Committee intends to consider structuring bonus payments for our most highly compensated executive officers in a manner that meets the “performance-based” compensation definition under Section 162(m).

Respectfully submitted,

Domenic Colasacco
Fred K. Foulkes
Larry J. Franklin
Compensation and Stock Option Committee

COMPARISON OF CUMULATIVE TOTAL RETURN

(Assumes $100 Investment on December 26, 1998)

      The following graph and chart compares the cumulative annual stockholder return on the Company’s Class A Common Stock over the period commencing December 26, 1998, and continuing through December 27, 2003, to that of the total return index for The Nasdaq Stock Market Index and the Standard & Poor’s MidCap Restaurants Index, assuming an investment of $100 on December 26, 1998. In calculating total annual stockholder return, reinvestment of dividends, if any, is assumed. The stock performance graph and chart below are not necessarily indicative of future price performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. We obtained information used on the graph from Research Data Group, Inc., a source we believe to be reliable, but we disclaim any responsibility for any errors or omissions in such information.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PANERA BREAD COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P MIDCAP RESTAURANTS INDEX

* $100 invested on 12/26/98 in stock or index-including reinvestment of dividends.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

	12/26/98	12/25/99	12/30/00	12/29/01	12/28/02	12/27/03

PANERA BREAD COMPANY	100.00	122.56	357.85	844.71	1107.76	1239.22
NASDAQ STOCK MARKET (U.S.)	100.00	183.32	113.35	91.73	62.83	91.72
S&P MIDCAP RESTAURANTS	100.00	84.00	124.38	175.28	166.94	208.24

      For the S&P Midcap Restaurants Index and the Nasdaq Stock Market Index, the total return to stockholders is based on the values of such indices as of the last trading day of the relevant calendar year, which may be different from the end of our fiscal year.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee assists the Board in overseeing and monitoring the integrity of our accounting and financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is attached as Appendix A to this proxy statement. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

      The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 27, 2003 with management and with PricewaterhouseCoopers LLP, or PWC, our independent public accountants. The Audit Committee also discussed with PWC the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 relating to the conduct of the audit.

      The Audit Committee also received and reviewed written disclosures and the letter from PWC regarding its independence as required by Independence Standards Board Standard No. 1, and discussed with PWC its independence.

      Based on the Audit Committee’s review of the audited financial statements and discussions with management and PWC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Domenic Colasacco
Fred K. Foulkes
George E. Kane
Thomas E. Lynch
Audit Committee

OWNERSHIP OF OUR COMMON STOCK

      The following table sets forth certain information as of February 10, 2004, with respect to our Class A and Class B Common Stock owned by (1) each director and director nominee, (2) the named executive officers in the Summary Compensation Table, (3) all of our directors, director nominees and executive officers as a group and (4) each person we know to beneficially own more than five percent of any class of our Common Stock. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares presently owned, as well as shares that the named person has the right to acquire within 60 days of February 10, 2004, including shares that the named person has the right to acquire through the exercise of any option or warrant. Unless otherwise indicated in the footnotes to the table, all stock is owned of record and beneficially by the person listed in the table.

	Class A Common			Class B Common
Name and, with Respect to							Combined Voting
Owner of More Than 5%, Address	Number		Percent(1)	Number		Percent(2)	Percentage(3)

Ronald M. Shaich	601,660	(4)	2.09%	1,666,381	(4)	94.60%	16.46%
c/o Panera Bread Company 6710 Clayton Road Richmond Heights, MO 63117
Domenic Colasacco	48,862	(5)	*	—		—	*
Larry J. Franklin	40,000	(6)	*	—		—	*
George E. Kane	45,912	(7)	*	—		—	*
Fred K. Foulkes	24,000	(8)	*	—		—	*

	Class A Common			Class B Common
Name and, with Respect to						Combined Voting
Owner of More Than 5%, Address	Number		Percent(1)	Number	Percent(2)	Percentage(3)

Thomas E. Lynch	20,000	(9)	*	—	—	*
Paul E. Twohig	1,000		*	—	—	*
Mark A. Borland	—		—	—	—	—
Mark E. Hood	—		—	—	—	—
Michael J. Nolan	—		—	—	—	—
All directors, director nominees and executive officers as a group (14 persons)	818,771	(10)	2.83%	1,666,381	94.60%	17.00%
Brown Capital Management, Inc.	2,014,695	(11)	7.11%	—	—	5.99%
1201 N. Calvert Street Baltimore, MD 21202
FMR Corp.	4,209,696	(12)	14.85%	—	—	12.52%
82 Devonshire Street Boston, MA 02109

*	Less than one percent.

(1)	Percentage ownership of Class A Common Stock is based on 28,345,754 shares issued and outstanding plus shares of Class A Common Stock subject to options exercisable within 60 days of February 10, 2004 held by the stockholder or group.

(2)	Percentage ownership of Class B Common Stock is based on 1,761,521 shares issued and outstanding as of February 10, 2004.

(3)	This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (28,345,754 votes) and the Class B Common Stock (5,284,563 votes) entitle their holders to an aggregate of 33,630,317 votes as of February 10, 2004.

(4)	Includes, with respect to Class A Common Stock, options for 388,660 shares exercisable within 60 days of February 10, 2004 and 13,000 shares held in a charitable foundation for which Mr. Shaich serves as Trustee, and with respect to Class B Common Stock, 73,401 shares held in a trust of which Mr. Shaich serves as Trustee and from which Mr. Shaich has the right to acquire 15,010 shares.

(5)	Consists of options for 48,862 shares of Class A Common Stock exercisable within 60 days of February 10, 2004.

(6)	Consists of options for 40,000 shares of Class A Common Stock exercisable within 60 days of February 10, 2004.

(7)	Includes options for 43,862 shares of Class A Common Stock exercisable within 60 days of February 10, 2004.

(8)	Includes options for 20,000 shares of Class A Common Stock exercisable within 60 days of February 10, 2004.

(9)	Consists of options for 20,000 shares of Class A Common Stock exercisable within 60 days of February 10, 2004.

(10)	Includes options for 588,884 shares of Class A Common Stock exercisable within 60 days of February 10, 2004, 8,343 shares of Class A Common Stock jointly owned by one officer and his spouse or held in their revocable trust, and 200 shares of Class A Common Stock owned by the spouse of one officer as to which he disclaims beneficial ownership.

(11)	All of the shares of Class A Common Stock are owned by various investment advisory clients of Brown Capital Management, Inc., or Brown, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to Brown’s discretionary power to make investment decisions over such shares for its clients and Brown’s ability to vote such shares. In all cases, persons other than Brown have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares. No individual client of Brown holds more than five percent of the class. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 6, filed with the Securities and Exchange Commission on February 11, 2004.

(12)	Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 4,209,696 shares, or 14.99%, of the Class A Common Stock outstanding, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity Contrafund, amounted to 2,554,800 shares, or 9.097%, of the Class A Common Stock outstanding. Fidelity ContraFund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3rd and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 4,209,696 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3rd, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Members of the Edward C. Johnson 3rd family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3rd owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3rd is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a stockholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting stock and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 2, filed with the Securities and Exchange Commission on February 17, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. We believe that during the fiscal year ended December 27, 2003, our directors, executive officers and beneficial owners of more than 10% of our Common Stock timely complied with all applicable filing requirements, except Ronald M. Shaich, who filed a Form 4 three business days late on March 20, 2003 with respect to the 100,000 stock options granted to him by the Company on March 13, 2003, Paul E. Twohig and Neal J. Yanofsky, who each filed a Form 4 eighteen business days late on July 3, 2003 with respect to the 50,000 and 200,000 stock options, respectively, granted to them by the Company on June 5, 2003, and Mark E. Hood, who filed a Form 4 fifteen business days late on April 17, 2003 with respect to shares held in an account jointly owned by his spouse and father-in-law, as to which he disclaims beneficial ownership.

      In making these disclosures, we relied solely on a review of copies of such reports filed with the Securities and Exchange Commission and furnished to us and written representations that no other reports were required.

ELECTION OF DIRECTOR

(Proposal 1 on Proxy Card)

      Our Certificate of Incorporation provides for a classified Board of Directors. This means our Board of Directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

      The Board of Directors currently consists of six (6) members, divided into three (3) classes as follows: George E. Kane and Larry J. Franklin constitute a class with terms ending at the upcoming meeting; Ronald M. Shaich and Fred K. Foulkes constitute a class with terms ending in 2005; and Domenic Colasacco and Thomas E. Lynch constitute a class with terms ending in 2006. In addition, the Board recently named George E. Kane as a non-voting honorary Director Emeritus, in honor of his long service to Panera, with his term to begin when his current term as a director expires at this year’s annual meeting.

      At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring. Larry J. Franklin is a current director whose term expires at the upcoming annual meeting. He is nominated for re-election as a Class III Director, with a term ending in 2007.

      Unless otherwise instructed in the proxy, all proxies will be voted for the election of Larry J. Franklin to a three-year term ending in 2007, and to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for the nominee may so indicate by striking out the nominee on the proxy card. We do not contemplate that the nominee will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person to be designated by the Board of Directors.

      A plurality of the combined voting power of the shares of Class A and Class B Common Stock voted in person or represented by proxy at the meeting is required to elect a nominee as a director.

The Board of Directors Recommends that You Vote “FOR” the

Election of Larry J. Franklin.

RATIFICATION OF CHOICE OF INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal 2 on Proxy Card)

      The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit our books, records and accounts for the fiscal year ending December 25, 2004. This appointment is being presented to the stockholders for ratification at the annual meeting.

      PricewaterhouseCoopers LLP, or PWC, has no direct or indirect material financial interest in Panera or our subsidiaries. Representatives of PWC are expected to be present at the meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

      PWC was our independent auditor for our fiscal year ended December 27, 2003. A summary of the fees we paid to PWC during our 2002 and 2003 fiscal years follows:

Nature of Service	2003 Fees	2002 Fees

Audit Fees(a)	$222,000	$157,758
Audit-Related Fees(b)	$87,856	$40,585
Tax Fees(c)	$156,696	$306,833
All Other Fees(d)	$11,900	$1,400

(a)	The “Audit Fees” represent fees for the respective fiscal year for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements.

(b)	The “Audit-Related Fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These fees include our payments to PWC in 2003 and 2002 for their audit of our 401(k) plan and for audit consultation on various accounting and financial reporting matters. The Audit Committee pre-approved 100% of the “Audit-Related Fees” in 2003 and 2002.

(c)	The “Tax Fees” include our payments to PWC in 2003 and 2002 for their preparation of our federal, state, and local income tax returns and for their consultation on various income tax return matters. The fees in 2002 also include our payments to PWC for their preparation of our state sales and use tax returns and their assistance on a state tax minimization project. The Audit Committee pre-approved 100% of the “Tax Fees” in 2003 and 2002.

(d)	The “All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”) including fees related to the use of their accounting literature in 2003 and 2002 and fees related to the use of their internal control best practices database in 2003. The Audit Committee pre-approved 100% of the “All Other Fees” in 2003 and 2002.

      The Audit Committee determined that the provision of the non-audit services by PWC described above is compatible with maintaining PWC’s independence.

      The Audit Committee as a whole, or through the Chair, pre-approves all audit and non-audit services (including fees) to be provided by the independent auditors. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by PWC and associated fees up to a maximum of $125,000, provided that the Chair of the Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

      Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. If the stockholders do not approve the proposal, the Board of Directors will not change the appointment for our 2004 fiscal year, but will consider the stockholder vote in appointing auditors for our 2005 fiscal year.

The Board of Directors Recommends that You Vote “FOR” the Ratification of PricewaterhouseCoopers LLP as our Independent Public Accountants
for our 2004 Fiscal Year.

OTHER BUSINESS

      In addition to the business described above, the Chairman and Chief Executive Officer will make brief remarks about Panera.

      As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting of stockholders. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of Panera and our stockholders.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2005, stockholder proposals must be received at our executive offices no later than December 24, 2004. We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2005 Annual Meeting of Stockholders but not included in the proxy statement by March 28, 2005, but not before December 28, 2004. However, in the event the 2005 Annual Meeting is scheduled to be held on a date before April 27, 2005, or after July 26, 2005, your notice may be received by us at our principal executive office not later than the close of business on the later of (i) the 60th day before the scheduled date of such annual meeting or (ii) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2005 Annual Meeting.

      YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR OUR 2003 FISCAL YEAR WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS COORDINATOR, PANERA BREAD COMPANY, 6710 CLAYTON ROAD, RICHMOND HEIGHTS, MISSOURI 63117.

APPENDIX A

PANERA BREAD COMPANY

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The scope of oversight includes financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

Membership

      The Committee shall be comprised of not less than three members of the Board, each of whom:

•	meets the independence criteria set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended; and

•	meets any additional director or audit committee independence criteria established by Securities and Exchange Commission rules or Nasdaq listing standards.

      All Committee members also must be able to read and understand the Company’s fundamental financial statements at the time of their appointment to the Committee. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in his or her financial sophistication such that he or she qualifies as an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission.

      Any member of the Committee may be removed at any time by a majority of the independent members of the Board of Directors.

Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      The Committee shall, among other duties:

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Select and retain the outside independent auditor, and pre-approve the fees to be paid to the independent auditor in connection with audit services.

•	Pre-approve the retention of the independent auditor for any non-audit service and the fee for such service, and

•	Recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

•	Ensure that the independent auditor does not provide any non-audit services prohibited by applicable Securities and Exchange Commission rules, and obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

•	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management, and

•	any changes required in the planned scope of the internal audit, including responsibilities, budget and staffing.

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with the applicable laws and regulations and with the Company’s Standards of Business Conduct.

•	Prior to the audit, discuss with the outside auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

•	Review with management and the outside auditors the audited financial statements and disclosures to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), including major issues regarding accounting and auditing principles or major changes to the Company’s auditing and accounting principles and practices, as suggested by the independent auditor, internal auditors or management, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•	Review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards Nos. 61 and 90.

•	As a Committee, or through the Committee chair, review with management and the outside auditors earnings press releases, earnings guidance provided to analysts and rating agencies, the Company’s interim financial results and disclosures to be included in the Company’s quarterly reports, including the results of the independent auditors’ review of the quarterly financial statements, to be filed with the SEC prior to the Company’s filing of the Form 10-Q.

•	Request from the outside auditors annually a formal written statement delineating all relationships between the auditor and the Company and periodic reports regarding the auditor’s independence.

•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence.

•	Oversee the independence of the outside auditor and have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

•	Meet separately periodically with management and the independent auditors to discuss issues and concerns warranting the Committee’s attention.

•	Discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls, and review management’s assertion on the effectiveness of internal controls and the independent auditors’ report thereon.

•	Establish procedures for the (1) receipt, retention, and treatment of complaints regarding accounting, internal controls, or auditing matters and the (2) confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Prepare the report to be included in the Company’s annual proxy statement as required by SEC regulations.

      This Charter is intended to provide a set of flexible guidelines for the effective functioning of the Committee.

PANERA BREAD COMPANY

Dear Stockholder:

You are invited to attend our 2004 Annual Meeting of Stockholders at 10:30 a.m. Central Daylight Time on Thursday, May 27, 2004, at the Hilton St. Louis Frontenac at 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131.

Whether you plan to attend or not, please vote your proxy. If you vote by mail, please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it, and return your proxy vote in the enclosed postage paid envelope. You may also vote by the Internet or phone in accordance with the instructions on the proxy card.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Panera Bread Company

DETACH HERE	ZABPC2

PANERA BREAD COMPANY

6710 Clayton Road
Richmond Heights, MO 63117

Annual Meeting of Stockholders — May 27, 2004
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Neal J. Yanofsky and Mark E. Hood, or either of them, as Proxies, with full power of substitution for and on behalf of the undersigned at the 2004 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at the Hilton St. Louis Frontenac at 1335 South Lindbergh Boulevard, St. Louis, Missouri 63131, on May 27, 2004, at 10:30 a.m. Central Daylight Time, and at any adjournment thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

Should the nominee be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.

This card also provides confidential voting instructions for shares held in the Panera, LLC 401(k) Plan, which we refer to as the Plan. If you are a participant and have vested shares of Panera Common Stock allocated to your account in the Plan, please read the following instruction regarding voting of those shares.

Trustee’s Authorization: You may direct Banker’s Trust Company, as trustee of the Plan, how to vote shares of Panera Bread Company Common Stock allocated to your Plan account by completing and returning this Voting Instruction Form. The Company’s Chief Financial Officer will vote all shares for which no instructions are received FOR the nominee listed on the reverse side and FOR Proposal 2. The Trustee will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by EquiServe before 11:59 p.m., Eastern Daylight Time on May 26, 2004.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE
unless you vote over the Internet or by Telephone.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PANERA BREAD COMPANY
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to
http://www.eproxyvote.com/pnra

OR

Vote-by-Telephone

Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZABPC1

☒	Please mark votes as in this example.	#ABP

PANERA BREAD COMPANY

1.	Election of one (1) Director to the Board of Directors to serve for a term ending in 2007 or until his successor is duly elected and qualified.

Nominee: (01) Larry J. Franklin

FOR	☐	☐	WITHHELD

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 25, 2004.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

	Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date: